Exhibit 99.1

4900 West 78th Street Bloomington, MN 55435	Tel: 952-820-0080 Fax: 952-820-0060	www.AugustTech.com info@augusttech.com

Contact: Stan Piekos, CFO (952) 259-1672 Stan.Piekos@AugustTech.com	For Release September 28, 2005

August Technology Announces Plans to Restate Timing of Revenue Recognized in Prior Periods

Minneapolis, September 28, 2005 – August Technology Corporation (NASDAQ: AUGT), a leading provider of automated inspection and data analysis solutions for the microelectronic industries, today announced that the audit committee of the Company’s board of directors has determined to restate the timing of revenue recognized from a series of transactions with one customer.

In 2004 and the first half of 2005, the Company sold AXi 930 systems to a customer for an aggregate amount of approximately $12.2 million and recognized the revenue for these sales.  During the same time periods, the Company accepted orders from the same customer for enhancement packages to the AXi 930 system but has not yet delivered these enhancement packages.  In connection with preparing to report its results for the quarter ended September 30, 2005, the Company determined that recognition of the $12.2 million of revenue from the AXi 930 systems should have been deferred until the delivery of the enhancement packages, according to Emerging Issues Task Force Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.”  The Company therefore will restate its financial statements for the annual and quarterly periods in the fiscal year ended December 31, 2004, and the quarters ended March 31, 2005 and June 30, 2005 to reduce the net revenues in those periods by an aggregate of approximately $12.2 million.  Accordingly, the financial statements for those periods should no longer be relied upon.

The customer cancelled its orders for the enhancement packages on September 27, 2005, which will allow the Company to recognize the entire $12.2 million of restated revenue in the quarter ended September 30, 2005.

On September 23, 2005, management and the audit committee discussed these issues regarding the Company’s recognition of revenue with the Company’s independent registered public accounting firm and concluded that revenue was improperly recognized.  Accordingly, management and the audit committee concluded that the Company will restate its financial statements by filing with the Securities and Exchange Commission such amended Annual and Quarterly reports as management determines are appropriate.

Based on its review to date of the transactions with the customer described above, management’s preliminary estimates of the approximate effect of revenue recognition timing differences are set forth in the table below.  If the restatement process results in the deferral of revenues from other customers or other accounting changes, the preliminary estimates set forth in the table below may change.  As set forth in the table, the restatement adjustments are expected to decrease revenues for the year ended December 31, 2004 by approximately $6.7 million and for the six months ended June 30, 2005 by approximately $5.5 million, resulting in an aggregate reduction in revenue of approximately $12.2 million.  Because the Company expects to recognize this $12.2 million of restated revenue in the quarter ended September 30, 2005, the restatement essentially represents a change in the timing of revenue recognition.

Estimated Adjustments to Net	Year Ended	Three Months Ended		Six Months Ended
Revenues	12/31/04	3/31/05	6/30/05	6/30/05
($ in thousands)
Previously reported net revenues	$68,443	$18,417	$19,688	$38,105

Estimated adjustments	(6,704)	(3,050)	(2,401)	(5,451)

Net revenues, as restated	$61,739	$15,367	$17,287	$32,654

Estimated Adjustments to Net	Year Ended	Three Months Ended		Six Months Ended
Income (Loss)	12/31/04	3/31/05	6/30/05	6/30/05
($ in thousands)
Previously reported net income (loss)	$802	$(898)	$(11,041)	$(11,939)

Estimated adjustments	(3,993)	(1,563)	(1,144)	(2,707)

Net income (loss), as restated	$(3,191)	$(2,461)	$(12,185)	$(14,646)

A schedule showing management’s preliminary estimates of the quarterly impact of this revenue recognition restatement on the Consolidated Statements of Operations for 2004 and the first two quarters of 2005 is provided below.  The restatement estimated herein is confined to revenue and the related cost of revenues and no significant income tax provision change is currently anticipated.  A schedule is also included below which shows the primary impact of the restatement of the June 30, 2005 and December 31, 2004 Consolidated Balance Sheets to be confined to accounts receivable, inventory at customers under purchase orders and deferred revenues.  The restatement will have no impact on cash balances or cash flows from operating activities.  The discussion of the Company’s revised financial results contained in this press release has been prepared by management and represents management’s preliminary estimate of the revised results. These results are subject to change as management and the Company’s independent registered public accounting firm complete their review.

“We believe the proposed adjustments to the timing of revenue recognized from ongoing transactions with a valued customer reflect our commitment to the highest standards of applicable accounting treatment,” commented Roger Gower, Chairman of August Technology’s Audit Committee.  “This restatement resulted from a technical application of accounting principles and we have no reason to believe there has been any misconduct or wrongdoing by any August Technology personnel,” Gower concluded.

Revised Guidance for the September Quarter

Stan Piekos, August Technology’s Chief Financial Officer, stated, “As we look ahead, we now anticipate that third quarter revenues will range from +5% to +10% as compared to previously reported second quarter revenues, before giving effect to the restatement, in the upper half of the range of our previous guidance of flat to +10%.  We continue to believe our participation in advanced macro inspection will allow us to outperform the industry in 2005.”

As indicated earlier, on a restated basis in addition to the forecasted results described above, the Company expects to recognize the $12.2 million of restated revenue in the quarter ended September 30, 2005.

The Company currently estimates that the restatement of financial statements will delay the process of completing the Securities and Exchange Commission’s review of the Form S-4 Registration Statement filed by Rudolph Technologies, Inc. in connection with the Company’s proposed merger with Rudolph.  Although the Company plans to proceed as quickly as possible with the restatement, the time required will depend upon factors outside its control, including the extent of the review required by the Company’s independent auditors.  The restatement process may also delay the Company’s announcement of its third quarter results and the filing of the Quarterly Report on Form 10-Q for the third quarter, currently planned for November 9, 2005.

About the Company: August Technology’s automated inspection and data analysis solutions provide critical product and process enhancing information, which enables microelectronic device manufacturers to drive down costs and time to market.  With the first all-surface advanced macro inspection solution, August Technology has incorporated frontside, backside and wafer edge inspection in a single system.  Following detection, August Technology’s decision tools correlate the defect data across surfaces and provide the comprehensive information necessary for device manufacturers to make process-enhancing decisions.  Headquartered in Bloomington, Minnesota, August Technology supports its customers with a worldwide sales and service organization.  Additional information can be found on the company’s web site at www.augusttech.com.

Forward-Looking Statements: This release contains forward-looking statements including those regarding (i) the nature, scope and timing of the Company’s restatement of its financial statements and the impact of the restatement on the Form S-4 Registration Statement of Rudolph Technologies, Inc. and the Company’s Form 10-Q for the quarter ended September 30, 2005, (ii) the Company’s expectation of recognizing the $12.2 million of restated revenue in the third quarter of 2005 and (iii) the Company’s expectation to outperform the industry again in 2005 and achieve Q3 2005 sequential revenue change of +5 to +10% on a pre-restatement basis. These forward-looking statements involve risks and uncertainties which may cause actual results or timing to differ from those set forth in the forward-looking statements, including, but not limited to: (i) additional issues may arise in connection with the ongoing review of the Company’s financial statements and accounting records by management, the audit committee and the Company’s independent registered public accounting firm that may cause additional deferral of revenue or additional accounting changes; (ii) the Company’s expectations for the third quarter of 2005 may change if additional issues arise in the course of the review associated with the restatement or in the course of closing its books for the third quarter; (iii) actions resulting from discussions with or required by the Securities and Exchange Commission may affect the results of the restatement and the Company’s filings with the Securities and Exchange Commission;  (iv) if the restatement causes the Company to delay the filing of its Form 10-Q for the quarter ended September 30, 2005, the Company will not be in compliance with the rules of the Securities and Exchange Commission and Nasdaq and may be the subject of sanctions including potential delisting of the Company’s securities from Nasdaq;  (v) the restatement may delay or otherwise adversely affect the Company’s proposed merger with Rudolph Technologies, Inc. increasing costs for the Company; (vi) no continuing improvement, or a deterioration in general economic conditions and in the semiconductor and/or microelectronic industries; (vii) pre-order sales activities not resulting in orders, or customers delaying or canceling orders in backlog; (viii) loss of potential sales to competitors based on pricing, product features or other factors; (ix) lack of customer acceptance in the upcoming quarters of the Company’s newer products including All-Surface inspection solutions and DMS Decision that were or are planned to be shipped to them; (x) failure of the Company’s recently completed and current product development efforts to meet customer needs and expectations including driving down their costs and time-to-market; (xi) unanticipated costs and expenses which increase operating costs. Please refer to additional risk factors stated in August Technology’s Form 10-K filed with the SEC on March 16, 2005.  August Technology does not assume any obligation to update the forward-looking information contained in this press release.

AUGUST TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended				Year Ended	Three Months Ended		Six Months
	Mar. 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	June 30,	Ended
	2004	2004	2004	2004	2004	2005	2005	June 30, 2005
As Previously Reported
Net revenues	$16,400	$19,855	$15,516	$16,672	$68,443	$18,417	$19,688	$38,105
Cost of revenues	7,058	9,059	8,187	7,621	31,925	8,359	8,403	16,762
Gross profit	9,342	10,796	7,329	9,051	36,518	10,058	11,285	21,343

Selling, general and administrative expenses	5,189	5,390	6,202	6,017	22,798	6,290	7,236	13,526
Research and development expenses	2,908	3,322	3,822	3,509	13,561	3,666	3,324	6,990
Operating income	1,245	2,084	(2,695)	(475)	159	102	725	827

Merger expenses	—	—	—	—	—	(1,234)	(11,991)	(13,225)
Interest income	201	189	204	253	847	289	334	623
Other income	—	—	46	27	73	—	—	—

Income (loss) before provision for income taxes	1,446	2,273	(2,445)	(195)	1,079	(843)	(10,932)	(11,775)
Provision for income taxes	—	100	—	177	277	55	109	164
Net income (loss)	$1,446	$2,173	$(2,445)	$(372)	$802	$(898)	$(11,041)	$(11,939)

Net income (loss) per share:
Basic	$0.08	$0.12	$(0.14)	$(0.02)	$0.05	$(0.05)	$(0.61)	$(0.67)
Diluted	$0.08	$0.12	$(0.14)	$(0.02)	$0.04	$(0.05)	$(0.61)	$(0.67)

Revenue Recognition Restatement Summary
Net revenues	—	(2,210)	(4,387)	(107)	(6,704)	(3,050)	(2,401)	(5,451)
Cost of revenues	—	(900)	(1,811)	—	(2,711)	(1,487)	(1,257)	(2,744)
Gross profit	—	(1,310)	(2,576)	(107)	(3,993)	(1,563)	(1,144)	(2,707)

As Restated
Net revenues	$16,400	$17,645	$11,129	$16,565	$61,739	$15,367	$17,287	$32,654
Cost of revenues	7,058	8,159	6,376	7,621	29,214	6,872	7,146	14,018
Gross profit	9,342	9,486	4,753	8,944	32,525	8,495	10,141	18,636

Selling, general and administrative expenses	5,189	5,390	6,202	6,017	22,798	6,290	7,236	13,526
Research and development expenses	2,908	3,322	3,822	3,509	13,561	3,666	3,324	6,990
Operating income	1,245	774	(5,271)	(582)	(3,834)	(1,461)	(419)	(1,880)

Merger expenses	—	—	—	—	—	(1,234)	(11,991)	(13,225)
Interest income	201	189	204	253	847	289	334	623
Other income	—	—	46	27	73	—	—	—

Income (loss) before provision for income taxes	1,446	963	(5,021)	(302)	(2,914)	(2,406)	(12,076)	(14,482)
Provision for income taxes	—	100	—	177	277	55	109	164
Net income (loss)	$1,446	$863	$(5,021)	$(479)	$(3,191)	$(2,461)	$(12,185)	$(14,646)

Net income (loss) per share:
Basic	$0.08	$0.05	$(0.28)	$(0.03)	$(0.18)	$(0.14)	$(0.68)	$(0.82)
Diluted	$0.08	$0.05	$(0.28)	$(0.03)	$(0.18)	$(0.14)	$(0.68)	$(0.82)

Weighted average shares outstanding used to calculate net income (loss) per share:
Basic - As Previously Reported and As Restated	17,622	17,778	17,803	17,815	17,755	17,867	18,005	17,936
Diluted - As Previously Reported	18,486	18,349	17,803	17,815	18,211	17,867	18,005	17,936
Diluted - As Restated	18,486	18,349	17,803	17,815	17,755	17,867	18,005	17,936

AUGUST TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2005		December 31, 2004
	As Previously	As	As Previously	As
	Reported	Restated	Reported	Restated
ASSETS

Current assets:
Cash and cash equivalents	$10,313	$10,313	$5,518	$5,518
Short-term marketable debt securities	22,583	22,583	28,615	28,615
Accounts receivable, net	12,035	10,389	8,603	8,328
Inventories	21,393	21,393	20,131	20,131
Inventories at customers under purchase orders	3,646	9,101	3,993	6,704
Prepaid expenses and other current assets	1,651	1,951	2,306	2,531
Total current assets	71,621	75,730	69,166	71,827

Property and equipment, net	5,342	5,342	5,994	5,994
Long-term marketable debt securities	9,034	9,034	16,289	16,289
Purchased technology, net	3,098	3,098	3,703	3,703
Goodwill	498	498	498	498
Other assets	162	162	150	150
Total assets	$89,755	$93,864	$95,800	$98,461

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,947	$6,747	$3,366	$3,291
Accrued compensation	2,952	2,952	1,691	1,691
Other accrued liabilities	2,353	2,353	2,306	2,306
Customer deposits and deferred revenues	6,769	17,778	6,841	13,570
Total current liabilities	19,021	29,830	14,204	20,858

Other non-current liabilities	108	108	131	131
Total liabilities	19,129	29,938	14,335	20,989

Shareholders’ equity:
Common stock, no par value	91,437	91,437	90,347	90,347
Undesignated capital stock, no par value	—	—	—	—
Accumulated deficit	(20,715)	(27,415)	(8,776)	(12,769)
Accumulated other comprehensive loss	(96)	(96)	(106)	(106)
Total shareholders’ equity	70,626	63,926	81,465	77,472
Total liabilities and shareholders’ equity	$89,755	$93,864	$95,800	$98,461